FS Investment II 8-K

Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 4, 2014 (together with all exhibits and schedules hereto, this “First Amendment”), is entered into by and between DUNNING CREEK LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender (DBNY and each other Lender party to the Credit Agreement from time to time, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower and DBNY are parties to a Credit Agreement dated as of May 14, 2014 by and among the Borrower and DBNY, as Administrative Agent and as a Lender, (the “Credit Agreement” and, the Credit Agreement, as amended by this First Amendment, the “Amended Credit Agreement”).

B. The parties hereto desire, among other things, to increase the Maximum Commitment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                Amendment of Credit Agreement. Effective as of the First Amendment Closing Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)                The definitions of “Maximum Commitment” and “Required Ratings” in Annex I to the Credit Agreement are hereby replaced in their entirety with the following:

“Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $250,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Lender Commitment Reduction, Applicable Margin Adjustments and Margin Requirement Changes) and (b) on and after the Commitment Termination Date, zero.

“Required Ratings” means, with respect to any Person, long-term senior unsecured credit ratings of A- by S&P and A3 by Moody’s (or, if lower, the then current ratings of the Administrative Agent); provided that if an Event of Default has occurred and is continuing, no ratings from S&P or Moody’s shall be required.

(b)               The signature page of Deutsche Bank AG, New York Branch, as Lender, shall be replaced with its signature page hereto.

Section 2.                Conditions Precedent. It shall be a condition precedent to the effectiveness of Section 1 of this First Amendment that each of the following conditions is satisfied (the date on which such effectiveness occurs, the “First Amendment Closing Date”):

(a)                Agreements. The Administrative Agent shall have received executed counterparts of this First Amendment and the June 2014 Upsize Fee Agreement duly executed and delivered by an Authorized Representative of the Borrower.

(b)               Evidence of Authority. The Administrative Agent shall have received:

(1)               a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the First Amendment Closing Date, as to:

                                                                                                  (i)                the authority of the Borrower to execute and deliver this First Amendment and to perform its obligations under the Amended Credit Agreement, the Notes, and each other Credit Document executed by it, in each case as amended by this First Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

                                                                                                (ii)                the absence of any changes in the Organic Documents of the Borrower since the copies delivered in connection with the closing of the Credit Agreement; and

(2)               such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c)                Officer’s Certificate. The Administrative Agent shall have received a certificate (which may be the same certificate as reference in Section 2(b)(i) above) of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the First Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1)               all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2)               all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the First Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

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(3)               all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the First Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date); and

(4)               no Default or Event of Default shall be continuing.

(d)               Opinion of Counsel. The Administrative Agent shall have received a legal opinion from Dechert LLP, counsel to the Borrower, the Manager and FSIC II Advisor, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(e)                Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent reaffirming all of its obligations under the Manager Letter entered into in connection with the Credit Agreement.

(f)                Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent reaffirming all of its obligations under the Equity Owner Letter entered into in connection with the Credit Agreement.

(g)               FSIC II Advisor Letter. The Administrative Agent shall have received from FSIC II Advisor a letter in the form of Exhibit C hereto addressed to the Administrative Agent reaffirming all of its obligations under the FSIC II Advisor Letter entered into in connection with the Credit Agreement.

(h)               Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under the Credit Agreement and the June 2014 Upsize Fee Agreement; it being understood that payment of fees under the June 2014 Upsize Fee Agreement shall not count toward utilization of the limit set forth in clause (x) of the definition of “Administrative Expenses” or toward utilization of any other limit, cap or basket set forth in any Credit Document.

(i)                 After giving effect to Section 1 of this First Amendment and any requested Borrowing on the First Amendment Closing Date, (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(j)                 Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this First Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this First Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this First Amendment shall be reasonably satisfactory to counsel to the Administrative Agent.

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Section 3.                Miscellaneous.

(a)                GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)               Amendments, Etc. None of the terms of this First Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)                Severability. If any one or more of the covenants, agreements, provisions or terms of this First Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this First Amendment and shall in no way affect the validity or enforceability of the other provisions of this First Amendment.

(d)               Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e)                Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)                Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this First Amendment.

(g)               Entire Agreement. This First Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the other Credit Documents) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

DUNNING CREEK LLC,
as Borrower

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker Title: Executive Vice President

[Signature Page to First Amendment]

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG, NEW YORK BRANCH
as Administrative Agent

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson Title: Director

By:	/s/ Frank Nelson
Name: Frank Nelson
Title: Managing Director

[Signature Page to First Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH
as Lender

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson Title: Director

By:	/s/ Frank Nelson
Name: Frank Nelson
Title: Managing Director

The Commitment of Deutsche Bank AG, New York Branch, as Lender is as follows:

Amount of Commitment	Percentage
$250,000,000	100%